Exhibit 99.1

FOR IMMEDIATE RELEASE	APRIL 25, 2007

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Robert Guenther
610-712-5471	610-712-1514
sujal.shah@lsi.com	robert.guenther@lsi.com
cc07-32
LSI REPORTS FIRST QUARTER 2007 RESULTS
First Quarter 2007 Earnings Per Share Exceed Guidance
First Quarter News Release Summary
•	First quarter 2007 revenues of $465 million

•	First quarter 2007 GAAP* net income of 7 cents per diluted share

•	First quarter 2007 non-GAAP** net income of 11 cents per diluted share

•	Cash and short-term investments of $1 billion
Second Quarter 2007 Business Outlook
•	Projected revenues of $715 million to $745 million

•	GAAP* net loss range of 40 – 49 cents per diluted share

•	Non-GAAP** net income in the range of 0 – 3 cents per diluted share
*	Generally Accepted Accounting Principles.

**	Excludes stock-based compensation, amortization of acquisition-related intangibles, restructuring of operations and other items, net, and acquired in-process research and development. It also excludes the income tax effect associated with the above mentioned items.

11% YEAR-OVER-YEAR REVENUE GROWTH IN STORAGE SEMICONDUCTORS AND SYSTEMS
MILPITAS, Calif., April 25, 2007 – LSI Corporation (NYSE: LSI) today reported first quarter 2007 revenues of $465 million, compared to $476 million in the first quarter of 2006 and $524 million in the fourth quarter of 2006. LSI first quarter results do not include the results of the former Agere Systems, as the merger transaction occurred April 2, after the first quarter’s close.

First quarter 2007 GAAP* net income was $30 million or 7 cents per diluted share, compared to first quarter 2006 GAAP net income of $13 million or 3 cents per diluted share. First quarter 2007 GAAP results compare to fourth quarter 2006 GAAP net income of $59 million or 14 cents per diluted share. First quarter 2007 GAAP net income included $11.2 million of stock-based compensation expense, and a net charge of $3.3 million from special items, acquisition-related amortization, restructuring and their related tax effect.

First quarter 2007 non-GAAP** net income was $44.3 million or 11 cents per diluted share, compared to first quarter 2006 non-GAAP net income of $40 million or 10 cents per diluted share. Fourth quarter 2006 non-GAAP net income was $75 million or 18 cents per diluted share.

Cash and short-term investments totaled more than $1 billion at quarter end. As previously announced, the LSI board has authorized the repurchase of up to $500 million of the company’s common stock. LSI expects to begin repurchases in the near future.

“LSI had solid financial results in a challenging quarter,” said Abhi Talwalkar, LSI president and chief executive officer. “Our first quarter business was driven by continued strong sales of storage semiconductor and system products, including a faster than expected ramping of our entry level SAS storage systems for small and medium businesses. I am also pleased with our rapid progress in integrating with Agere and identifying opportunities for profitable growth. I am confident that the competitive advantages created by this merger will yield meaningful results in the coming quarters.”

“GAAP net income for the quarter was 2 cents per share higher than our guidance, and our gross margin and operating expenses also were better than guidance,” said Bryon Look, LSI chief financial officer. “Our balance sheet remained strong with a net cash position of $667 million. The company generated operating cash flows of $56 million for the quarter.”

LSI Second Quarter 2007 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$715 million to $745 million		$715 million to $745 million
Gross Margin	26 – 28%	$100 to $120 million	41 – 43%
Operating Expenses	$515 million to $565 million	$220 to $260 million	$295 million to $305 million
Net Other Income	$5 million		$5 million
Tax	Approximately $6 million		Approximately 20%
Net Income Per Share	($0.49) to ($0.40)	($0.49) to ($0.43)	$0.00 to $0.03
Diluted Share Count	780 million		800 million
Capital spending is projected to be around $21 million in the second quarter and approximately $95 million in total for 2007.
Second quarter depreciation and software amortization is expected to be approximately $40 million.
NOTE: The Company’s financial guidance will be limited to the comments made on today’s public conference call and contained in the Second Quarter 2007 Business Outlook section of this news release.
LSI Conference Call Information
LSI will hold a conference call today at 2 pm PDT to discuss first quarter financial results and the second quarter 2007 business outlook. The number is 1-303-275-2170. Internet users can access the conference call at http://www.lsi.com/investors. A replay of the call will be available today at approximately 5 pm PDT and will be available for 48 hours. The replay access numbers are 1-800-405-2236 within the U.S. and 1-303-590-3000 for all other locations, passcode 11087195#.
Forward Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: the challenges and costs of integrating and restructuring our operations and achieving anticipated synergies following our recent acquisition of Agere Systems; fluctuations in the timing and volumes of customer demand; our reliance on major customers and suppliers; our ability to compete successfully in competitive markets; our ability to keep up with rapid technological change; the unavailability of appropriate levels of manufacturing capacity; and general industry and market conditions. For additional information, see the documents filed by LSI with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K, 10-Q, and 8-K. LSI disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

About LSI
LSI Corporation (NYSE: LSI) is a leading provider of innovative silicon, systems and software technologies that enable products which seamlessly bring people, information and digital content together. The company offers a broad portfolio of capabilities and services including custom and standard product ICs, adapters, systems and software that are trusted by the world’s best known brands to power leading solutions in the Storage, Networking and Consumer markets. More information is available at www.lsi.com.
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Editor’s Notes:
1.	All LSI news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.
2.	The LSI logo design is a registered trademark of LSI Corporation.
3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 1,	December 31,	April 2,
	2007	2006	2006

Revenues	$465,415	$523,651	$475,884

Cost of revenues	263,670	295,426	269,870
Stock-based compensation expense	1,944	1,201	1,525

Total cost of revenues	265,614	296,627	271,395

Gross profit	199,801	227,024	204,489

Research and development	99,130	103,939	97,752
Stock-based compensation expense	4,717	4,324	4,522

Total research and development	103,847	108,263	102,274

Selling, general and administrative	57,087	56,409	63,094
Stock-based compensation expense	4,523	5,370	5,784

Total selling, general and administrative	61,610	61,779	68,878

Restructuring of operations and other items, net	(8,080)	4,957	5,650
Acquired in-process research and development	6,500	4,284	—
Amortization of acquisition related intangibles	5,285	3,636	11,216

Income from operations	30,639	44,105	16,471

Interest expense	(3,890)	(4,949)	(6,330)
Interest income and other, net	10,531	18,364	9,527

Income before income taxes	37,280	57,520	19,668
Provision/(benefit) for income taxes	7,456	(1,493)	6,500

Net income	$29,824	$59,013	$13,168

Income per share:
Basic	$0.07	$0.15	$0.03

Diluted *	$0.07	$0.14	$0.03

Shares used in computing per share amounts:

Basic	404,230	401,992	394,851

Diluted	409,808	434,434	402,189

*	In computing diluted earnings per share for the three month period ended December 31, 2006, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock equivalents.

A reconciliation between net income on a GAAP basis and non-GAAP net income including items a)-h) is provided in the following table:

	Three Months Ended
Reconciliation of GAAP to Non-GAAP net income:	April 1,	December 31,	April 2,
	2007	2006	2006
GAAP net income	$29,824	$59,013	$13,168

Special items:
a) Stock-based compensation expense — Cost of revenues	1,944	1,201	1,525
b) Stock-based compensation expense — R&D	4,717	4,324	4,522
c) Stock-based compensation expense — SG&A	4,523	5,370	5,784
d) Amortization of acquisition related intangibles	5,285	3,636	11,216
e) Restructuring of operations and other items, net	(8,080)	4,957	5,650
f) Acquired in-process research and development	6,500	4,284	—
g) Gain on sale of certain equity securities	—	(4,729)	(1,429)
h) Income tax effect	(369)	(2,950)	(770)

Total special items	14,520	16,093	26,498

Non-GAAP net income	$44,344	$75,106	$39,666

Non-GAAP income per share:
Basic	$0.11	$0.19	$0.10

Diluted**	$0.11	$0.18	$0.10

Shares used in computing Non-GAAP per share amounts:
Basic	404,230	401,992	394,851

Diluted	413,007	437,216	405,841

**	In computing diluted earnings per share for the three month period ended December 31, 2006, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock equivalents.

Reconciliation of shares used in the calculation of GAAP to	Three Months Ended
Non-GAAP diluted net income per share:	April 1,	December 31,	April 2,
	2007	2006	2006

Diluted shares used in per-share calculation — GAAP	409,808	434,434	402,189
Effect of SFAS 123(R)	3,199	2,782	3,652

Diluted shares used in per-share calculation — Non-GAAP	413,007	437,216	405,841

LSI CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	April 1,	December 31,	April 2,
Assets	2007	2006	2006
Current assets:
Cash and short-term investments	$1,016.6	$1,008.9	$1,031.6
Accounts receivable, net	303.4	348.6	266.4
Inventories	229.1	209.5	186.1
Prepaid expenses and other current assets	62.3	68.7	159.8

Total current assets	1,611.4	1,635.7	1,643.9

Property and equipment, net	89.2	86.0	94.3
Goodwill and other intangibles	997.8	991.8	963.3
Other assets	103.4	138.6	107.9

Total assets	$2,801.8	$2,852.1	$2,809.4

Liabilities and Stockholders’ Equity

Current liabilities:
Other current liabilities	$383.7	$526.8	$451.0
Current portion of long-term debt	—	—	273.2

Total current liabilities	383.7	526.8	724.2
Long-term debt	350.0	350.0	350.0
Tax related liabilities and other	131.5	79.4	74.4

Total liabilities	865.2	956.2	1,148.6

Minority interest in subsidiary	0.2	0.2	0.2

Stockholders’ equity:
Common stock and additional paid-in capital	3,121.0	3,106.2	3,022.8
Accumulated deficit	(1,198.1)	(1,220.3)	(1,376.7)
Accumulated other comprehensive income	13.5	9.8	14.5

Total stockholders’ equity	1,936.4	1,895.7	1,660.6

Total liabilities and stockholders’ equity	$2,801.8	$2,852.1	$2,809.4

LSI CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended
	April 1,	December 31,	April 2,
	2007	2006	2006
Operating Activities:
Net income	$29,824	$59,013	$13,168
Adjustments:
Depreciation & amortization *	18,576	16,570	25,335
Stock-based compensation expense	11,184	10,895	11,831
Non-cash restructuring and other items	228	1,863	(2,958)
Acquired in-process research and development	6,500	4,284	—
Non-cash foreign exchange loss/(gain)	389	(617)	(588)
Gain on sale of equity securities	—	(4,729)	(1,429)
Gain on sale of property and equipment	(9,662)	(7)	—
Changes in deferred tax assets and liabilities	31	(122)	(3)

Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	45,450	(27,680)	56,889
Inventories	(19,654)	(25,220)	8,693
Prepaid expenses and other assets	24,565	(11,478)	9,404
Accounts payable	(36,469)	24,499	(23,008)
Accrued and other liabilities	(14,980)	4,119	2,226

Net cash provided by operating activities	55,982	51,390	99,560

Investing activities:
Purchases of debt securities available-for-sale	(60,630)	(105,216)	(166,193)
Proceeds from maturities and sales of debt securities available-for-sale	174,392	292,728	108,166
Purchases of equity securities	—	—	(150)
Proceeds from sale of equity securities	—	5,784	1,555
Purchases of property, equipment and software	(20,503)	(14,427)	(15,978)
Proceeds from sale of property and equipment	12,511	29	—
Acquisitions of companies, net of cash acquired	(52,079)	(55,328)	—
Adjustment to goodwill acquired in a prior year for resolution of a pre-acquisition income tax contingency	2,442	909	—

Net cash provided by/(used in) investing activities	56,133	124,479	(72,600)

Financing activities:
Issuance of common stock	5,671	25,009	11,988
Repayment of debt obligations	—	(271,848)	—

Net cash provided by/(used in) financing activities	5,671	(246,839)	11,988

Effect of exchange rate changes on cash and cash equivalents	(65)	360	233

Increase/(decrease) in cash and cash equivalents	117,721	(70,610)	39,181

Cash and cash equivalents at beginning of period	327,800	398,410	264,649

Cash and cash equivalents at end of period	$445,521	$327,800	$303,830

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and deferred gains on cancelled interest rate swaps.

LSI CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	April 1,	December 31,	April 2,
	2007	2006	2006
Semiconductor revenues	$272.4	$304.1	$298.4
Storage Systems revenues	$193.0	$219.6	$177.5
Total revenues	$465.4	$523.7	$475.9
Percentage change in revenues-qtr./qtr. ( a )	-11.1%	6.2%	-6.0%
Percentage change in revenues-yr./yr. ( b )	-2.2%	3.4%	5.8%

Days sales outstanding	59	60	50
Days of inventory	78	64	62
Current ratio	4.2	3.1	2.3
Quick ratio	3.4	2.6	1.8

Gross margin as a percentage of revenues	42.9%	43.4%	43.0%
R&D as a percentage of revenues	22.3%	20.7%	21.5%
SG&A as a percentage of revenues	13.2%	11.8%	14.5%

Employees ( c )	4,082	4,010	4,321
Revenues per employee (in thousands) ( d )	$456.1	$522.3	$440.5

Selected Cash Flow information
Purchases of property and equipment ( e )	$14.4	$10.3	$13.8
Depreciation / amortization ( f )	$11.0	$10.5	$12.0

(a)	Represents sequential quarter growth/(decrease) in revenues.

(b)	Represents growth/(decrease) in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)	Actual number of employees at the end of each period presented.

(d)	Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

(e)	Excludes purchases of software.

(f)	Represents depreciation of fixed assets and amortization of software.